                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                          [ ]  Confidential, for Use of the Commission Only (as
                                                              permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              VISTA EYECARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

                              VISTA EYECARE, INC.
                              296 GRAYSON HIGHWAY
                          LAWRENCEVILLE, GEORGIA 30045
                                 (770) 822-3600

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 22, 1999

To the Shareholders:

     The Annual Meeting of Shareholders of Vista Eyecare, Inc., a Georgia corporation, will be held at the Gwinnett Civic and Cultural Center, Duluth, Georgia, on Thursday, April 22, 1999, at 11:00 a.m., for the following purposes:

          1. To elect a Board of seven Directors to serve for the ensuing year.

          2. To approve an amendment to the Company's Restated Stock Option and Incentive Award Plan (a) to increase the number of shares authorized thereunder from 3,350,000 to 4,350,000 shares and (b) to limit to 1,000,000 the number of shares which may be granted to any one employee in any calendar year under such Plan.

          3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on Monday, March 1, 1999, will be entitled to vote at this meeting.

     A proxy statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date, and return the proxy promptly in the enclosed business reply envelope. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                        By order of the Board of Directors,

                                        MITCHELL GOODMAN
                                        Secretary

Lawrenceville, Georgia
March 22, 1999

                    PLEASE COMPLETE AND RETURN THE ENCLOSED
                 PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT
                  THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                              VISTA EYECARE, INC.

                                PROXY STATEMENT

GENERAL

     The Board of Directors (the "Board") of Vista Eyecare, Inc., a Georgia corporation (the "Company"), is soliciting the enclosed proxy for use at the 1999 Annual Meeting of Shareholders (the "Meeting") to be held on April 22, 1999. Only shareholders of record at the close of business on March 1, 1999, will be entitled to vote at the Meeting. On March 1, 1999, the Company had issued and outstanding 21,168,728 shares of Common Stock ("Common Stock").

     The Company's principal executive offices are located at 296 Grayson Highway, Lawrenceville, Georgia 30045. The approximate date on which this proxy statement and the accompanying proxy are being first sent to shareholders is March 22, 1999.

VOTING

     Each of the 21,168,728 shares of Common Stock outstanding as of the record date entitles the holder to notice of, and vote on, each matter to be presented at the Meeting or any adjournments thereof. Each share is entitled to one vote. Except for the election of directors, the affirmative vote of the holders of a majority of the voting shares of Common Stock present in person or by proxy at the Meeting is required for approval of each matter expected to be acted upon at the Meeting. Directors are elected by a plurality of the votes cast by the shares entitled to vote. An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum, but will otherwise have no effect on the election of directors. For purposes of determining approval of a matter presented at the Meeting other than the election of directors, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the Meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

REVOCABILITY OF PROXIES

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company an instrument of revocation or by the presentation at the Meeting of a duly executed proxy bearing a later date. It may also be revoked by attendance at the Meeting and election to vote in person.

SOLICITATION

     The Company will bear the entire cost of preparing, assembling, printing and mailing this proxy statement, the accompanying proxy and any additional material which may be furnished to shareholders by the Company. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in their name. The solicitation of proxies will be made by the use of the mails and through direct communication with certain shareholders or their representatives by officers, directors and employees of the Company, who will receive no additional compensation therefor.

                 INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

COMPENSATION OF DIRECTORS

     Non-employee directors of the Company receive an annual retainer of $10,000. Non-employee directors who also serve on committees receive additional compensation as follows: for each committee meeting attended, the Chairman of the committee receives $2,000, and each committee member receives $1,000. Non-employee directors are also eligible to participate in the Restated Non-Employee Director Stock Option Plan. Under this stock option plan, the four non-employee directors (Messrs. David I. Fuente, Ronald J. Green, Campbell B. Lanier, III, and J. Smith Lanier, II) serving on the date of the 1998 annual meeting of shareholders were each granted an option to purchase 7,500 shares of Common Stock and are entitled to automatic grants of additional options to purchase 7,500 shares upon the date of each subsequent annual meeting of shareholders. Pursuant to this plan, Mr. James E. Kanaley, who joined the Board in October 1998, was granted an option to purchase 3,750 shares of Common Stock as of the date he became a member of the Board. He will also be entitled to an automatic grant of 7,500 shares upon the date of each annual meeting of shareholders. All option grants are at exercise prices no less than the "fair market value" of a share of Common Stock on the date of grant. All options vest 50 percent on the second anniversary of the grant date and 25 percent on each of the third and fourth anniversaries of the grant date, or 100 percent upon the death of the director.

MEETINGS OF THE BOARD OF DIRECTORS

     During 1998, there were nine meetings of the Board.

AUDIT COMMITTEE

     In 1998, the Audit Committee consisted of two directors: Campbell B. Lanier, III (Chairman) and J. Smith Lanier, II. The Audit Committee held two meetings in 1998. The Audit Committee is responsible for recommending the appointment of independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring the Company's financial policies and control procedures, reviewing and approving related party transactions, and reviewing and monitoring the provision of non-audit services by the Company's auditors. Effective March 1, 1999, James E. Kanaley was added as a member of this Committee.

COMPENSATION COMMITTEE

     In 1998, the Compensation Committee consisted of David I. Fuente (Chairman), Ronald J. Green and Campbell B. Lanier, III. The Compensation Committee held four meetings in 1998. The Compensation Committee is responsible for establishing salaries, bonuses, and other compensation for the Company's officers and making awards under the Company's Restated Stock Option and Incentive Award Plan. Effective March 1, 1999, Mr. Kanaley replaced Campbell B. Lanier, III as a member of this Committee.

     The Board has no nominating committee.

     In 1998, all directors (except for Mr. Fuente) attended at least 75 percent of the meetings of the Board and all committees of the Board of which they were members.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The directors of the Company are elected annually to serve until the next annual meeting of shareholders and until their respective successors are elected. The authorized number of directors of the Company is presently fixed at seven. All the nominees are currently directors.

     Each proxy executed and returned by a shareholder will be voted as specified thereon by the shareholder. If no specification is made, such proxy will be voted for the election of the nominees named below to constitute the entire Board. In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board as a substitute nominee, but in no event will the proxy be voted for more than seven nominees. The management of the Company has no reason to believe that any nominee will not serve if elected.

     The Company's By-Laws contain an advance notice procedure for the nomination of candidates for election to the Board. Notice of proposed shareholder nominations for election of directors must be given to the Secretary of the Company not less than 14 days nor more than 50 days prior to the meeting at which directors are to be elected, unless the notice of meeting is given less than 21 days prior to the meeting, in which case the notice of nomination must be submitted not later than the 7th day following the day on which the notice of meeting was mailed to shareholders. The notice of nomination must contain information about each proposed nominee, including age, address, principal occupation, financial standing, plans or ideas for managing the affairs of the Company, the number of shares of stock of the Company beneficially owned by such nominee and such other information as would be required to be disclosed under the Securities Exchange Act of 1934 (the "Exchange Act"), in connection with any acquisition of shares by such nominee or with the solicitation of proxies by such nominee for his election as a director. Information must also be disclosed by and about the shareholder proposing to nominate that person. The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     The foregoing summary description of the By-Laws is not intended to be complete and is qualified in its entirety by reference to the text of the By-Laws.

INFORMATION CONCERNING DIRECTORS

     The following information is provided, as of March 1, 1999, regarding the nominees for election as directors:

NAME                                         AGE   POSITIONS WITH THE COMPANY
----                                         ---   --------------------------
James W. Krause............................  54    Chairman of the Board and Chief Executive
                                                     Officer and Director
Barry J. Feld..............................  42    President and Chief Operating Officer and
                                                     Director
David I. Fuente............................  53    Director
Ronald J. Green............................  51    Director
James E. Kanaley...........................  57    Director
Campbell B. Lanier, III....................  48    Director
J. Smith Lanier, II........................  71    Director

     Mr. Krause joined the Company in April 1994 as President and Chief Executive Officer and a director. He was named Chairman of the Company in June 1995. From 1980 until joining the Company, he was President and General Manager of the automotive and international divisions of Sherwin-Williams Company.

     Mr. Feld joined the Company in October 1998 as President and Chief Operating Officer and a director. Mr. Feld served as President and a member of the Board of Directors of New West Eyeworks, Inc. since joining New West in May 1991, and as Chief Executive Officer of New West since February 1994. New West was acquired by the Company in October 1998.

     A director since April 1992, Mr. Fuente has been Chairman of the Board and Chief Executive Officer of Office Depot, Inc. since 1987.

     A director since December 1990, Mr. Green has been a partner in the accounting firm of Stephen M. Berman & Associates, Atlanta, Georgia, since 1980.

     Mr. Kanaley was employed at Bausch & Lomb Inc. from 1978 until his retirement in 1997. From 1990 until 1993, he served as Senior Vice President and Group President Contact Lens Care, and from 1993 until his retirement he served as Senior Vice President and President, North American Healthcare. Mr. Kanaley became a director in October 1998.

     A director since October 1990, Mr. Campbell B. Lanier, III is Chairman of the Board and Chief Executive Officer of ITC Holding Company, a telecommunications services company located in West Point, Georgia. He is also Chairman, Chief Executive Officer and director of Intercel, Inc. He also serves as a director of Mindspring Enterprises, Inc.

     A director since October 1990, Mr. J. Smith Lanier, II is Chairman of J. Smith Lanier & Co., an insurance sales company. He is also a director of Interface, Inc. Mr. Lanier is the uncle of Campbell B. Lanier, III.

EXECUTIVE OFFICERS

     The following table sets forth, as of March 1, 1999, certain information regarding the executive officers of the Company:

NAME                                         AGE   POSITIONS WITH THE COMPANY
----                                         ---   --------------------------
James W. Krause............................  54    Chairman of the Board and Chief Executive
                                                     Officer
Barry J. Feld..............................  42    President and Chief Operating Officer
Richard D. Anderson........................  40    Senior Vice President, Real Estate
Michael J. Boden...........................  51    Senior Vice President, Leased Retail
                                                     Operations
Eduardo Egusquiza..........................  46    Senior Vice President, Information
                                                     Technology
Mitchell Goodman...........................  45    Senior Vice President, General Counsel and
                                                     Secretary
Charles M. Johnson.........................  49    Senior Vice President, Manufacturing and
                                                     Distribution
Angus C. Morrison..........................  42    Senior Vice President, Chief Financial
                                                     Officer and Treasurer
Timothy W. Ranney..........................  46    Vice President, Corporate Controller
Robert W. Stein............................  43    Senior Vice President, Human Resources
James W. Swanson...........................  51    Senior Vice President, Vista Retail
                                                     Operations
Patric L. Welch............................  48    Vice President, Professional Services

     For a description of the business experience of Mr. Krause and Mr. Feld, see "Information Concerning Directors."

     Mr. Anderson joined the Company in January 1999 and was named Senior Vice President, Real Estate in February 1999. From 1987 until joining the Company, he was employed by W.H. Smith, PLC where he served as Vice President, Real Estate and Vice President, Development and Construction.

     Mr. Boden joined the Company in June 1995 as Vice President, Sales and Marketing and was named a Senior Vice President in February 1998. From 1992 until joining the Company, he served as Vice President -- Store Operations of This End Up Furniture Company.

     Mr. Egusquiza joined the Company in March 1998 as Senior Vice President, Information Technology. From 1982 until joining the Company, he was employed by Musicland Stores Corporation, Inc. where he served as Vice President of Information Systems and Services.

     Mr. Goodman joined the Company as General Counsel and Secretary in September 1992 and was named a Vice President in November 1993 and Senior Vice President in May 1998.

     Mr. Johnson joined the Company in October 1997 as Senior Vice President, Manufacturing and Distribution. From 1988 until joining the Company, he was employed by the Sherwin-Williams Company, where he served as Vice President and Director of Research and Development.

     Mr. Morrison joined the Company in February of 1995 as Vice President, Corporate Controller. He was appointed Senior Vice President, Chief Financial Officer and Treasurer in March 1998. From 1993 until joining the Company, he was Controller and Senior Financial Officer of the Soap Division of The Dial Corp. He was Controller and Senior Financial Officer of the Food Division of the same company from 1989 through 1992.

     Mr. Ranney joined the Company in September 1998 and was named Vice President, Corporate Controller in October 1998. From 1991 until joining the Company, he was employed by CVS Corporation where he served as Store Controller and then as Director of Financial Systems.

     Mr. Stein joined the Company as Director of Human Resources in May 1992. In January 1993, he was appointed Vice President, Human Resources, and was appointed Senior Vice President in February 1999.

     Mr. Swanson joined the Company in October 1998 and was named Senior Vice President, Vista Retail Operations in February 1999. He joined New West Eyeworks, Inc. in July 1991 and served as Chief Operating Officer and Executive Vice President of New West from September 1997 until joining the Company. New West was acquired by the Company in October 1998.

     Mr. Welch joined the Company as Director Eastern Region in November 1994 and was appointed Vice President, Professional Services in February 1997. He was District Manager of D.O.C. Optics Corp. from 1993 until joining the Company.

                       COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The Company is not aware of any person who, on March 1, 1999, was the beneficial owner of five percent (5%) or more of outstanding shares of Common Stock, except as set forth below.

                                                                AMOUNT AND NATURE OF      PERCENT
                                                                BENEFICIAL OWNERSHIP      OF CLASS
                                                                --------------------      --------
Campbell B. Lanier, III...................................           2,627,218(a)(b)        12.4
Rayna Casey...............................................           1,808,152(c)            9.9
Edward G. Weiner..........................................           1,505,800(d)            8.4

---------------

(a) Includes shares owned by the following individuals and entities, who may be deemed a "group" within the meaning of the beneficial ownership provisions of the federal securities laws: Mr. Lanier (136,957 shares); Mr. Lanier's wife (750 shares); Campbell B. Lanier, IV (25,550 shares); ITC Service Company (1,546,248 shares); the Campbell B. Lanier, III Grantor Retained Annuity Trust (the "Trust") (700,000 shares); William H. Scott, III (782,782 shares, inclusive of 700,000 shares owned by the Trust, of which Mr. Scott is the sole trustee); Martha J. Scott (28,000 shares, inclusive of 10,000 shares owned by the Scott Trust, of which Ms. Scott is the sole trustee); William H. Scott, III Irrevocable Trust F/B/O Martha Scott (the "Scott Trust") (10,000 shares); Bryan W. Adams (8,000 shares); J. Douglas Cox (48,406 shares); and Sandy Cox (29,900 shares).
(b) Includes 20,625 shares which Mr. Lanier has the right to acquire under the Company's Non-Employee Director Stock Option Plan.
(c) Includes 159,948 shares owned by a trust of which Ms. Casey is the trustee and her daughter the beneficiary. Ms. Casey's address is 712 West Paces Ferry Road, Atlanta, Georgia.
(d) Includes 25,000 shares that Mr. Weiner owns but which he may be obligated to transfer to a director of the Company. Mr. Weiner's address is 500 Southeast Mizner Boulevard, Boca Raton, Florida 33432.

     The following table sets forth information, as of March 1, 1999, concerning beneficial ownership by all directors and nominees, by each of the executive officers named in the Summary Compensation Table below, and by all directors and executive officers as a group.

                                                                                       PERCENT OF
                                                               NUMBER OF SHARES       OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       BENEFICIALLY OWNED      COMMON STOCK
---------------------------------------                       ------------------      ------------
Campbell B. Lanier, III.................................          2,627,218(2)(3)         12.4
James W. Krause.........................................            639,378(4)             3.0
J. Smith Lanier, II.....................................            275,360(3)(5)          1.3
Ronald J. Green.........................................            109,625(3)(6)            *
Barry J. Feld...........................................            140,000(7)               *
David I. Fuente.........................................             73,625(3)(8)            *
James E. Kanaley........................................                  0                  *
Mitchell Goodman........................................             59,706(9)               *
Robert W. Stein.........................................             78,352(10)              *
Michael J. Boden........................................             81,827(11)              *
Angus C. Morrison.......................................             71,000(12)              *
Eduardo A. Egusquiza....................................              5,000(13)              *
Charles M. Johnson......................................              5,000(13)              *
Richard D. Anderson.....................................                  0                  *
Timothy W. Ranney.......................................                  0                  *
James W. Swanson........................................              2,000                  *
All directors and executive officers as a group
  (seventeen persons)...................................          4,168,091               19.0

---------------

   * Represents less than one percent of the outstanding Common Stock.
 (1) Unless otherwise indicated below, the address of the persons named is 296 Grayson Highway, Lawrenceville, GA 30045.
 (2) Includes shares owned by the following individuals and entities, who may be deemed a "group" within the meaning of the beneficial ownership provisions of the federal securities laws: Mr. Lanier (136,957 shares); Mr. Lanier's wife (750 shares); Campbell B. Lanier, IV (25,550 shares); ITC Service Company (1,546,248 shares); the Campbell B. Lanier, III Grantor Retained Annuity Trust (the "Trust") (700,000 shares); William H. Scott, III (782,782 shares, inclusive of 700,000 shares owned by the Trust, of which Mr. Scott is the sole trustee); Martha J. Scott (28,000 shares, inclusive of 10,000 shares owned by the Scott Trust, of which Ms. Scott is the sole trustee); William H. Scott, III Irrevocable Trust F/B/O Martha Scott (the "Scott Trust") (10,000 shares); Bryan W. Adams (8,000 shares); J. Douglas Cox (48,406 shares); and Sandy Cox (29,900 shares).
 (3) Includes 20,625 shares which this individual has the right to acquire under the Company's Non-Employee Director Stock Option Plan.
 (4) Includes 412,500 shares which Mr. Krause has the right to acquire under the Company's Restated Stock Option and Incentive Award Plan (the "Plan"). Also includes 30,000 shares of restricted stock awarded under the Plan.
 (5) Includes 1,800 shares owned by Mr. Lanier's wife, as to which he disclaims beneficial ownership.
 (6) Includes 9,000 shares owned by Mr. Green's children, as to which he disclaims beneficial ownership.
 (7) Includes 40,000 shares which Mr. Feld has the right to acquire under the Plan.

 (8) Includes 25,000 shares which Mr. Fuente has the right to acquire from Mr. Weiner pursuant to a stock option agreement.
 (9) Includes 46,978 shares which Mr. Goodman has the right to acquire pursuant to the Plan, and 2,728 shares owned by Mr. Goodman's wife, as to which he disclaims beneficial ownership. Also includes 10,000 shares of restricted stock awarded under the Plan.
(10) Includes 64,661 shares which Mr. Stein has the right to acquire pursuant to the Plan. Also includes 10,000 shares of restricted stock awarded under the Plan.
(11) Includes 68,750 shares which Mr. Boden has the right to acquire pursuant to the Plan. Also includes 10,000 shares of restricted stock awarded under the Plan.
(12) Includes 7,200 shares held as custodian for Mr. Morrison's children, 47,500 shares which Mr. Morrison has the right to acquire pursuant to the Plan, and 8,000 shares of restricted stock under the Plan.
(13) Represents 5,000 shares of restricted stock awarded under the Plan.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than ten percent (10%) of Common Stock to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that, during 1998, its officers, directors and holders of more than ten percent (10%) of Common Stock complied with all Section 16(a) filing requirements, except for Barry J. Feld and Campbell B. Lanier, III. Mr. Feld filed one report four days late covering six transactions. Mr. Lanier, and the other members of the group described in Note 2 to the beneficial ownership table set forth on page 7 of this proxy statement, each filed one late report as a result of a purchase of the Company's Common Stock by ITC Service Company. In making these statements, the Company has relied upon the written representations of its directors and officers and upon copies of reports furnished to the Company.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received from the Company by the Company's Chief Executive Officer, and the Company's four most highly compensated officers other than the Chief Executive Officer (all such individuals, collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM COMPENSATION
                                           ANNUAL COMPENSATION             ------------------------------------------------
NAME AND                          --------------------------------------    RESTRICTED      SECURITIES
PRINCIPAL              FISCAL                             OTHER ANNUAL        STOCK         UNDERLYING         ALL OTHER
POSITION                YEAR      SALARY($)   BONUS($)   COMPENSATION($)   AWARDS($)(1)   OPTIONS/SARS(#)   COMPENSATION($)
---------              ------     ---------   --------   ---------------   ------------   ---------------   ---------------
James W. Krause......    1998      368,000    101,500              --          79,688(2)      250,000            20,000(3)
  Chairman of            1997      338,000    247,000              --          72,000          50,000            20,000(3)
  the Board              1996      307,000    177,000         143,000(4)           --          50,000            20,000(3)
  and Chief
  Executive Officer
Michael J. Boden.....    1998      193,000     38,000              --          26,563(5)       15,000                --
  Senior Vice            1997      185,000    135,000              --          24,000          15,000                --
  President, Leased      1996      178,000     97,000              --              --          15,000                --
  Retail Operations

                                                                                        LONG TERM COMPENSATION
                                           ANNUAL COMPENSATION             ------------------------------------------------
NAME AND                          --------------------------------------    RESTRICTED      SECURITIES
PRINCIPAL              FISCAL                             OTHER ANNUAL        STOCK         UNDERLYING         ALL OTHER
POSITION                YEAR      SALARY($)   BONUS($)   COMPENSATION($)   AWARDS($)(1)   OPTIONS/SARS(#)   COMPENSATION($)
---------              ------     ---------   --------   ---------------   ------------   ---------------   ---------------
Mitchell Goodman.....    1998      148,000     39,000              --          26,563(5)       15,000                --
  Senior Vice            1997      141,000     99,000          17,000(6)       24,000          15,000                --
  President,             1996      135,000     75,000          17,000(6)           --          15,000                --
  General Counsel and
  Secretary
Charles M. Johnson...    1998      197,000     39,000              --          26,563(7)       15,000                --
  Senior Vice            1997(8)    41,000     70,000              --              --          75,000                --
  President,
  Manufacturing and
  Distribution
Angus C. Morrison....    1998      160,000     31,000              --          28,155(9)       25,000                --
  Senior Vice            1997      107,000     49,000              --          14,438          10,000                --
  President, Chief       1996       98,000     37,000              --              --          10,000                --
  Financial Officer
  and Treasurer

---------------

(1) Restricted Stock Awards vest and restrictions lapse after five-year performance period to the extent and depending upon achievement by the Company of return on asset goals relative to a comparison group of companies. For awards made in 1998, restricted shares, to the extent not vested after five years, vest after ten years of employment. Vesting is accelerated automatically upon a change of control (as defined). Dividends (if any are declared) will be paid on restricted stock.
(2) As of January 2, 1999, Mr. Krause had restricted stock holdings representing 30,000 shares of Common Stock with a value of $161,250.
(3) The Company has executed a "split dollar" insurance agreement with Mr. Krause. The annual premium (payable by the Company) is $20,000. The term life portion of this premium is $2,500; the non-term life portion is $17,500.
(4) $83,000 represents reimbursement of relocation expenses; $60,000 represents tax reimbursement payments on the foregoing.
(5) As of January 2, 1999, this executive had restricted stock holdings representing 10,000 shares of Common Stock with a value of $53,750.
(6) Represents partial forgiveness of $50,000 loan made in 1992.
(7) As of January 2, 1999, Mr. Johnson had restricted stock holdings representing 5,000 shares of Common Stock with a value of $26,875.
(8) Mr. Johnson joined the Company in October 1997.
(9) As of January 2, 1999, Mr. Morrison had restricted stock holdings representing 8,000 shares of Common Stock with a value of $43,000.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants to the named executive officers by the Company in 1998. In accordance with rules of the Commission, there are shown the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                               NO. OF        % OF TOTAL                                  ANNUAL RATES OF STOCK
                             SECURITIES     OPTIONS/SARS                                   PRICE APPRECIATION
                             UNDERLYING      GRANTED TO                                  FOR OPTION TERMS($)(2)
                             OPTION/SARS    EMPLOYEES IN     EXERCISE OR    EXPIRATION   ----------------------
                               GRANTED     FISCAL YEAR(1)   BASE PRICE($)      DATE         5%          10%
                             -----------   --------------   -------------   ----------   --------    ----------
James W. Krause............    200,000(3)       17.2           5.3125        2/17/08     667,500     1,693,500
                                50,000(4)        4.3           5.3125        2/17/08     166,875       423,375
Michael J. Boden...........     15,000(4)        1.3           5.3125        2/17/08      50,063       127,013
Mitchell Goodman...........     15,000(4)        1.3           5.3125        2/17/08      50,063       127,013
Charles M. Johnson.........     15,000(4)        1.3           5.3125        2/17/08      50,063       127,013
Angus C. Morrison..........     15,000(4)        1.3           5.3125        2/17/08      50,063       127,013

---------------

(1) The Company granted options covering 1,163,000 shares to employees in 1998.
(2) These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and holdings of Common Stock are dependent on the future performance of Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
(3) Grant under the Company's Restated Stock Option and Incentive Award Plan. Option vests 50% on each of eighth and ninth anniversaries of grant date, subject to (a) continued employment and (b) accelerated vesting if Company attains defined earnings per share goals. Expiration date is 10th anniversary of grant date.
(4) Grants under the Company's Restated Stock Option and Incentive Award Plan. Options vest 50% on second anniversary of grant date and 25% on each of the third and fourth anniversary of grant date, subject to continued employment. Expiration date is 10th anniversary of grant date.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

     The following table provides information, as of January 2, 1999, regarding the number and value of options held by the named executive officers.

                                                         NO. OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS
                              SHARES                           FISCAL YEAR END              AT FISCAL YEAR END($)
                            ACQUIRED ON      VALUE      ------------------------------   ---------------------------
                            EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE(1)   EXERCISABLE   UNEXERCISABLE
                            -----------   -----------   -----------   ----------------   -----------   -------------
James W. Krause...........    150,000       28,200        362,500         337,500          65,625         103,125
Michael J. Boden..........         --           --         45,000          50,000          66,094          42,657
Mitchell Goodman..........         --           --         31,978          41,250          19,688          27,189
Charles M. Johnson........         --           --              0          90,000               0             938
Angus C. Morrison.........         --           --         31,250          48,750          17,813          19,688

---------------

(1) Shares represented were not exercisable as of January 2, 1999, and future exercisability is subject to the executive's remaining employed by the Company for up to four years from grant date of options.

CHANGE IN CONTROL ARRANGEMENTS

     There are agreements between the Company and the named executive officers which provide severance benefits in the event of termination of employment under certain circumstances following a change in control of the Company (as defined). The circumstances are termination by the Company (other than because of death or disability commencing prior to a threatened change in control (as defined), or for cause (as defined)), or by an officer as the result of a voluntary termination (as defined). Following any such termination, in addition to compensation and benefits already earned, the officer will be entitled to receive a lump sum severance payment equal to up to three times the officer's annual rate of base salary.

     Cause for termination by the Company is the: (i) commission of any act that constitutes, on the part of the officer, (a) fraud, dishonesty, gross negligence, or willful misconduct and (b) that directly results in material injury to the Company, or (ii) officer's material breach of the agreement, or
(iii) officer's conviction of a felony or crime involving moral turpitude.

     Circumstances which would entitle the officer to terminate as a result of voluntary termination following a change in control include, among other things:
(i) the assignment to the officer of any duties inconsistent with the officer's title and status in effect prior to the change in control or threatened change in control; (ii) a reduction by the Company of the officer's base salary; (iii) the Company's requiring the officer to be based anywhere other than the Company's principal executive offices; (iv) the failure by the Company, without the officer's consent, to pay to the officer any portion of the officer's then current compensation; (v) the failure by the Company to continue in effect any material compensation plan in which the officer participates immediately prior to the change in control or threatened change in control; or (vi) the failure by the Company to continue to provide the officer with benefits substantially similar to those enjoyed by the officer under any of the Company's life insurance, medical, or other plans. The term of each agreement is for a rolling three years unless the Company gives notice that it does not wish to extend such term, in which case the term of the agreement would expire three years from the date of the notice.

                      REPORT OF THE COMPENSATION COMMITTEE

                                   A. GENERAL

     Compensation of the Company's senior management is reviewed by the Compensation Committee (the "Committee"), which also administers the stock option and incentive award program of the Company, and grants awards thereunder. The compensation philosophy of the Company is based on the premise that the Company's achievements result from the coordinated efforts of its employees. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and shareholders.

COMPENSATION PHILOSOPHY

     The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Company's compensation program for executive officers, including the chief executive officer, is based on the same four principles applicable to compensation decisions for all employees of the Company:

     - The Company pays competitively.

     - The Company pays for performance.

     - The Company strives for fairness in the administration of pay.

     - The Company believes that employees should understand the performance and pay administration process.

  Stock Option Program

     The purpose of this program is to provide additional incentives to employees to work to maximize shareholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Company. The Company grants stock options annually to key field and administrative employees, including executive officers.

                         B. 1998 COMPENSATION DECISIONS

1. 1998 CASH COMPENSATION

  a. Salary Compensation

     In 1998, the Committee awarded Mr. Krause a raise based on Mr. Krause's achievements and compensation of other chief executive officers at comparable companies. Evaluation of his performance was subjective and no fixed weights were assigned to the factors considered. Salary compensation for the other named executive officers in 1998 was similar to salary compensation for 1997. Raises were approved on the basis of a merit grid system applied to all employees of the Company. Evaluation of performance was subjective and no fixed weights were assigned to the factors considered. In 1998, the Committee also approved compensation arrangements for Messrs. Feld, Anderson, Ranney and Swanson, all of whom joined the Company in late 1998. Such arrangements were approved on the basis of a variety of factors, including the executive's previous compensation and comparable positions at other companies.

  b. Bonus Compensation

     The Company has in place an incentive compensation plan pursuant to which each executive officer (including the chief executive officer) is entitled to receive a bonus if the Company meets certain financial goals (based on defined improvement in earnings per share) and the executive meets defined individual performance goals. Because of the acquisitions completed by the Company in 1998, the Company did not meet its financial goals for this year. The Committee determined, however, to award partial bonuses for 1998 because, before giving effect to the financial impact of the acquisitions, the Company did meet its 1998 financial goals. Individual awards were determined on the basis of achievement of individual goals.

2. 1998 EQUITY COMPENSATION

  a. Option Grants

     Executive officers receive annual grants of stock options. Annual grants were made in February of 1998: Mr. Krause received a grant covering 50,000 shares and each other named executive officer received a grant covering 15,000 shares. To provide additional incentive to Mr. Krause, the Committee approved a grant covering 200,000 shares in February of 1998. Vesting of the option is accelerated if the Company attains certain earnings per share goals. To the extent not sooner vested, the option vests 50% on the eighth and ninth anniversaries of the grant date. The Committee approved a similar award (also covering 200,000 shares) to Mr. Feld, upon his joining the Company in October 1998. The Committee also approved grants covering 50,000 shares to each of Mr. Anderson and Mr. Swanson upon their joining the Company and a grant covering 35,000 shares to Mr. Ranney upon his joining the Company.

  b. Restricted Stock Awards

     The Committee awarded restricted stock in 1998 to the named executive officers and certain other individuals. The awards vest over ten years, but vesting can be accelerated to five years depending upon the Company's performance, measured at the end of such five year period, relative to a peer group of companies. Mr. Krause received an award of 15,000 shares and each other named executive officer received an award of 5,000 shares.

3. INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1,000,000 paid to certain executives of public companies. Because the 1998 compensation levels of the Company's executive officers were well below the $1,000,000 threshold the Committee did not, in 1998, adopt any policies or programs with respect to this section of the Internal Revenue Code. All members of the Committee, however, qualify as outside directors within the meaning of Section 162(m).

                                          COMPENSATION COMMITTEE

                                          David I. Fuente (Chairman)
                                          Ronald J. Green
                                          James E. Kanaley

                               PERFORMANCE GRAPH

     NOTE: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                Comparison of Five-Year Cumulative Total Return
                    among the Company, the NASDAQ Composite
                    Index, and the NASDAQ Retail Group Index


                           31-DEC-93   31-DEC-94   30-DEC-95   28-DEC-96   3-JAN-98   2-JAN-99
VISTA EYECARE, INC.          $100         $52          $41         $57        $83        $74
NASDAQ COMPOSITE INDEX       $100         $98         $138        $170       $210       $293
NASDAQ RETAIL GROUP          $100         $91         $100        $120       $140       $170


                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     In 1998, David I. Fuente, Ronald J. Green and Campbell B. Lanier, III served as members of the Compensation Committee.

                              CERTAIN TRANSACTIONS

     The Company paid insurance premiums of approximately $665,000 in 1998 for insurance policies purchased through an agency in which J. Smith Lanier, II, a director of the Company, has a substantial ownership interest. The Audit Committee (which has ratified the purchase of insurance by the Company from this insurance agency) and management of the Company believe that these premiums are comparable to those which could have been obtained from unaffiliated companies.

                   APPROVAL OF THE AMENDMENT TO THE COMPANY'S
                 RESTATED STOCK OPTION AND INCENTIVE AWARD PLAN
                                  (PROPOSAL 2)

     In 1996, the Company adopted the Restated Stock Option and Incentive Award Plan (the "Plan") pursuant to which incentive stock options qualifying under
Section 422A of the Internal Revenue Code (the "Code"), nonqualified stock options and other equity awards may be granted to key employees. A total of up to 3,350,000 shares of Common Stock may be granted under the Plan. The purposes of the Plan are to promote greater stock ownership in the Company by those employees who are principally responsible for its future growth and continued success; to more closely link the personal interests of participants to those of the Company's shareholders; and to provide flexibility to the Company in its ability to motivate, attract and retain the services of participants upon whose judgment, initiative and special effort the continued success of the Company depends.

     At its meeting on March 8, 1999, the Board, in order to ensure that the Company has appropriate long-term incentives and competitive compensation opportunities for its key officers and employees, approved an amendment to the Plan (the "Amendment"). The Amendment contains two provisions which were adopted expressly subject to approval of the shareholders: (a) a provision increasing the number of shares authorized under the Plan from 3,350,000 to 4,350,000 shares and (b) a provision limiting to 1,000,000 the number of shares which may be granted to any one employee in any calendar year under the Plan.

     In connection with the adoption by the Board of the Amendment, the Compensation Committee (the "Committee") approved general non-binding guidelines for future grants of stock options to executive officers of the Company. In particular, the Committee approved the following annual grant levels: for the Chief Executive Officer, 40,000 shares; for the Chief Operating Officer, 24,000 shares; and for all other executive officers, 12,000 shares.

INCREASE IN AUTHORIZED SHARES

     The Plan currently authorizes the issuance of up to 3,350,000 shares of Common Stock. The following table shows as of January 2, 1999 the number of shares authorized for issuance under the Plan, the aggregate number of options and equity awards heretofore granted, the number of options exercised, the number of shares currently subject to outstanding options, and the number of shares available for the grant of future options:

                                                TOTAL NUMBER OF
                                                  OPTIONS AND
                                                     EQUITY          NUMBER OF   SUBJECT TO    AVAILABLE FOR
                                                 AWARDS GRANTED       OPTIONS    OUTSTANDING      GRANT OF
                 AUTHORIZED                   (NET OF FORFEITURES)   EXERCISED     OPTIONS     FUTURE OPTIONS
                 ----------                   --------------------   ---------   -----------   --------------
3,350,000...................................       3,141,437          830,807     2,208,630       208,563

     Thus, as of January 2, 1999, 208,563 shares remain unused under the Plan and will be available for use under the Plan. In addition to the 208,563 shares, it is proposed that 1,000,000 new shares be made available under the Plan, making an aggregate of 1,208,563 shares available for the grant of future options and other equity awards. On the basis of the guidelines described above, the Company contemplates that stock options covering approximately 350,000 shares will typically be granted each year.

INDIVIDUAL LIMITATION ON AWARDS

     The Plan currently provides that no named executive officer may be awarded, in any 12 month period, grants covering more than 500,000 shares. The Plan contains this provision so that awards under the Plan will typically qualify as performance based compensation under Section 162(m) of the Code. The Amendment amends the limitation described above to limit awards to any employee in any calendar year to 1,000,000 shares. If the Amendment is approved, awards under the Plan are still expected to typically qualify as performance based compensation under Section 162(m) of the Code, but there will be greater flexibility under the Plan. In addition, as amended, the limitation will apply to all employees of the Company, and not only the named executive officers. The Committee has no current plans to make any awards under the Plan which would approach either the current limit or the limitation contained in the Amendment.

SUMMARY OF THE PLAN

     The following summary of certain features of the Plan is qualified in its entirety by reference to the full text thereof.

     Generally. The Plan is a flexible plan that provides the Committee broad discretion to fashion the terms of awards to provide eligible participants with such stock-based incentives as the Committee deems appropriate. It permits the issuance of awards in a variety of forms, including (i) nonqualified stock options ("NQSO's") and incentive stock options ("ISO's"; NQSO's and ISO's collectively, "Options"), (ii) performance shares, and (iii) restricted stock awards.

     Administration. The Plan is administered by the Committee, each member of which is a "disinterested person" within the meaning of Section 16 of, and Rule 16b-3 under, the Exchange Act. The Plan vests broad powers in the Committee to administer and interpret the Plan. The Committee's powers include authority, within the limitations set forth in the Plan, to (i) select the persons to be granted awards, (ii) determine the size and type of awards, (iii) construe and interpret the Plan, (iv) establish, amend or waive rules and regulations for the administration of the Plan and (v) determine whether an award, award agreement or payment of an award should be amended, reduced or eliminated, to the extent the Plan gives discretion to the Committee to do so.

     Eligibility. In general, any key employees of the Company or any subsidiary of the Company, including key employees who are also directors, are eligible to receive awards under the Plan. Notwithstanding the foregoing, no person who is a member of the Committee is eligible to receive awards under the Plan.

     Number of Shares Available. The Plan currently provides for the grant of up to 3,350,000 shares of Common Stock. If the Amendment is approved by the Shareholders, the Plan will provide for the grant of 4,350,000 shares of Common Stock, inclusive of all such shares previously granted and not returned to the Plan. Under certain circumstances, shares subject to an award that remain unissued upon termination of the award will become available for additional awards under the Plan. In the event of a stock dividend, stock split, recapitalization or similar event, the Committee will equitably adjust the aggregate number of shares subject to the Plan and the number, class and price of shares subject to awards outstanding.

     Amendment and Termination. The Plan may be amended, modified or terminated by the Board, subject to shareholder approval if such an amendment would (a) materially modify the eligibility requirements thereunder, (b) increase the total number of shares allowed to be issued thereunder, (c) extend the term thereof, (d) require shareholder approval under Rule 16b-3 of the Exchange Act or, in any case, if the Board determines that shareholder approval is appropriate. Unless earlier terminated by the Board or the shareholders, the Plan will terminate on February 27, 2006.

     Code Section 162(m). At all times when the Committee determines that it is desirable to satisfy the conditions of Section 162(m) of the Code, all awards granted under the Plan will comply with such conditions. The Committee is nevertheless empowered to grant awards that would not constitute "performance based" compensation under Section 162(m). If changes are made to Section 162(m) to permit greater flexibility with respect to any awards available under the Plan, the Committee may, subject to the restrictions set forth in the preceding paragraph regarding amendment thereof, make any adjustments it deems appropriate.

AWARDS UNDER THE PLAN

     Stock Options. The Committee in its discretion will determine the number of shares of Common Stock subject to Options to be granted to each participant. Currently, the Plan provides that no named executive officer may be granted Options to purchase more than 500,000 shares during any 12 month period. If the Amendment is adopted, the Plan will be amended to provide that no employee may be granted Options to purchase more than 1,000,000 shares during any calendar year. The Committee has adopted non-binding guidelines for annual grants of stock options which are substantially below this 1,000,000 share limit.

     The Committee may grant NQSO's, ISO's or a combination thereof to participants. ISO's, however, may only be granted to a participant if the aggregate fair market value of the Common Stock underlying ISO's granted to the participant under all plans of the Company that become exercisable for the first time during any calendar year is less than $100,000. ISO's granted under the Plan will provide for the purchase of Common Stock at prices not less than 100% of the fair market value thereof on the date the Option is granted. NQSO's granted under the Plan will provide for the purchase of Common Stock at prices determined by the Committee, but in any event not less than 85% of the fair market value thereof on the date the Option is granted. No Option granted will be exercisable later than the tenth anniversary date of its grant.

     Options will be exercisable at such times and subject to such restrictions and conditions as the Committee approves. Other than as set forth in the option agreement, Options will not be transferable by the holder other than by will or applicable laws of descent and distribution. The option exercise price is payable in cash or, if approved by the Committee, in shares of Common Stock having a fair market value equal to the exercise price or in a combination of cash and such shares. Upon termination of a participant's employment due to death, disability or retirement, all Options outstanding will immediately vest and will be exercisable for the shorter of their remaining term or one year after termination of employment in the case of death, one year after termination of employment in the case of disability, and six months after termination of employment in the case of retirement. Upon termination of employment of a participant other than for any reason set forth above, all Options held by the participant which are not vested as of the effective date of termination will be forfeited. However, the Committee, in its sole discretion, may immediately vest all or any portion of the Options of a participant not vested as of such date. In the case of termination by the Company without cause, the participant may exercise any vested Options for the shorter of their remaining term or six months following the termination of employment, and in the case of termination by the Company for cause or voluntary termination of employment by the participant (other than due to retirement), the Options will be forfeited immediately upon the termination of employment.

     Performance Shares. The Committee may grant performance shares to employees of the Company or its subsidiaries in such amounts, and subject to such terms and conditions, as the Committee in its discretion determines; provided, however, that no employee may currently earn more than 500,000 performance shares with respect to any performance period. If the Amendment is approved, this limit will be increased to 1,000,000 shares. Each performance share will have a value equal to the fair market value of a share of Common Stock on the date the performance share is earned. The Committee in its discretion will set performance goals to be achieved over performance periods of not less than two years. The extent to which the performance goals are met will determine the number of performance shares earned by participants. The performance measure to be used for purposes of grants to Named Executive Officers will be one or more of the following: total shareholder return, return on assets, return on equity, earnings per share and ratio of operating overhead to operating revenue, unless and until the shareholders vote to change such performance measures. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing performance measures without obtaining shareholder approval, the Committee will have the sole discretion to make such changes without obtaining shareholder approval. In any event, with respect to employees that are not Named Executive Officers, the Committee may approve performance measures not listed above without shareholder approval.

     After the applicable performance period has ended, the Committee will certify the extent to which the established performance goals have been achieved, and each holder of performance shares will be entitled to receive payout on the number of performance shares earned by the participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The grantee of a performance share award will receive payment, within seventy-five days following the end of the applicable performance period, of earned performance shares in cash or shares of Common Stock (or in a combination of cash and shares of Common Stock), which have, as of the close of the applicable performance period, an aggregate fair market value equal to the value of the earned performance shares. If the employment of a participant is terminated by reason of death, disability or retirement or at the request of the Company without cause during the performance period, the participant will receive a prorated payout with respect to the performance shares earned, which will be determined by the Committee, in its sole discretion, and will be based upon the length of time the participant held the performance shares during the applicable performance period and upon achievement of the established performance goals. Such payment will be made at the same time as payments are made to participants who did not terminate employment during the applicable performance period. If a participant's employment is terminated for any other reason, all performance shares will be forfeited by the participant to the Company. Performance shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

     Restricted Stock. The Committee may from time to time grant restricted stock awards to employees of the Company or its subsidiaries. Each grant of restricted stock will be evidenced by a written grant agreement between the participant and the Company setting forth the terms and conditions of the grant, as determined by the Committee, at its discretion, to be necessary or desirable. Terms may include a requirement for payment by the participant to the Company for the restricted stock which is granted.

     Each grant of restricted stock will be subject to restrictions, determined by the Committee in its discretion, for a period of at least one year (the "Restricted Period"). Such restrictions may include only the requirement of continued employment or may include other financial performance based criteria established by the Committee. The restricted stock will be forfeitable (and all rights of the participant in the Common Stock will terminate) unless the participant has remained a full-time employee of the Company or of any of its subsidiaries until the expiration of the Restricted Period and any other conditions prescribed by the Committee are met. However, the Committee may, after a grant, in its discretion, shorten the Restricted Period or waive any condition to the lapse of the restrictions. The grant agreement may, at the discretion of the Committee and subject to any prescribed terms and conditions, also provide for the lapse of restrictions upon the occurrence of such specified events as a change in control of the Company or the termination of the participant's employment by reason of the participant's death, disability, retirement or discharge without cause.

     During the Restricted Period the participant will have all the rights of a Company shareholder, including the right to receive dividends and vote the shares of restricted stock, except as follows. Cash dividends will be paid either in cash or in restricted stock, as the Committee determines. In addition, the restricted stock may not be transferred, assigned or encumbered unless and until all restrictions have lapsed. The restricted stock will be forfeited to the Company if all conditions to the lapse of the restrictions have not been met or waived at or prior to the expiration of the Restricted Period.

     Change in Control. Upon the occurrence of certain change in control events and approval of the Committee (in its discretion), (i) all Options outstanding will become immediately exercisable; (ii) the target payout obtainable under all performance shares and annual incentive awards will be deemed to have been fully earned for the entire performance period and each participant will be paid in cash a pro rata portion of such target payout based on the elapsed portion of the applicable performance period; (iii) all restrictions on restricted stock will lapse, and (iv) the Committee may, in its discretion, make any other modifications to any awards as determined by the Committee to be appropriate before the effective date of such change in control.

FEDERAL TAX CONSEQUENCES

     The following summary of federal income tax consequences with respect to the Plan is not comprehensive and is based upon laws and regulations currently in effect. Such laws and regulations are subject to change.

     Options. There are generally no federal tax consequences either to the employee receiving Options (the "Optionee") or to the Company upon the grant of an Option. Upon exercise of an ISO, the Optionee will not recognize any income and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to a liability for the Optionee under the Alternative Minimum Tax provisions of the Code. Generally, if the Optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the Optionee will recognize compensation income and the Company will be entitled to a deduction for tax purposes in the taxable year in which such disposition occurred in the amount of the excess of the fair market value of the shares of Common Stock on the date of exercise over the option exercise price (or the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the Optionee will be treated as a capital gain. Upon exercise of a NQSO, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option exercise price will generally be taxable to the Optionee as compensation income and will generally be deductible for tax purposes by the Company. The disposition of shares of Common Stock acquired upon exercise of a NQSO will generally result in a capital gain or loss for the Optionee, but will have no tax consequences for the Company.

     Performance Shares. The grant of a performance share award will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such a right or award, the grantee will recognize ordinary income equal to the fair market value of any shares of Common Stock and/or any cash received and the Company will be entitled to a tax deduction in the same amount.

     Restricted Stock. The Company is of the opinion that a participant will realize compensation income in an amount equal to the fair market value of the restricted stock (whether received as a grant or as a dividend), less any amount paid for such restricted stock, at the time when the participant's rights with respect to such restricted stock are no longer subject to a substantial risk of forfeiture, unless the participant elected, pursuant to a special election provision in the Code, to be taxed on the restricted stock at the time it was granted or received as a dividend, as the case may be. Dividends paid to the participant during the Restricted Period will be taxable as compensation income rather than as dividend income, unless the election referred to above was made. The Company is also of the opinion that it will be entitled to a deduction under the Code in the amount and at the time that compensation income is realized by the participant.

     The amount of income realized by each participant and the amount of the deduction available to the Company will be affected by any change in the market price of Common Stock during the Restricted Period.

OPTION GRANTS

     The following table reflects certain grants of Options expected to be made by the Committee on April 22, 1999, if the Amendment is approved by the shareholders. Each grant is expected to be for a ten-year term, at an exercise price equal to the fair market value of a share of Common Stock as of the date of grant. Other than as follows, it is not possible to determine either the benefits or amounts that will be received by any persons or groups of persons under the Plan (as amended by the Amendment) or that would have been received had the Amendment been in effect during the last fiscal year.

                               NEW PLAN BENEFITS
       VISTA EYECARE, INC. RESTATED STOCK OPTION AND INCENTIVE AWARD PLAN

                                                                DOLLAR       NUMBER
                     NAME AND POSITION                        VALUE($)(1)   OF UNITS
                     -----------------                        -----------   --------
James W. Krause, Chairman of the Board and Chief Executive
  Officer...................................................      -0-        40,000
Michael J. Boden, Senior Vice President, Leased Retail
  Operations................................................      -0-        12,000
Mitchell Goodman, Senior Vice President, General Counsel and
  Secretary.................................................      -0-        12,000
Charles M. Johnson, Senior Vice President, Manufacturing and
  Distribution..............................................      -0-        12,000
Angus C. Morrison, Senior Vice President, Chief Financial
  Officer and Treasurer.....................................      -0-        12,000
Executive Group.............................................      -0-       184,000
Non-Executive Directors Group...............................      -0-         -0-
Non-Executive Officer Employee Group........................      -0-       168,000

---------------

(1) Market value based on stock price (as of grant date) of the shares covered by the options less the exercise price (which is expected to equal such stock price).

     Voting Requirements. Approval of the Amendment will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT, AND THE ENCLOSED PROXY WILL BE VOTED IN THAT MANNER UNLESS THE SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY OR ABSTAINS FROM VOTING ON THIS PROPOSAL.

          INFORMATION CONCERNING THE COMPANY'S INDEPENDENT ACCOUNTANTS

     The Board has selected the firm of Arthur Andersen LLP, independent public accountants, to audit the accounts of the Company and its subsidiaries for the year 1999. Arthur Andersen LLP has served the Company in this capacity since 1990. Representatives of Arthur Andersen LLP are expected to be present at the Meeting and will be afforded an opportunity to make a statement if they so desire. Such representatives will be available to respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     All proposals of shareholders must be submitted to the Secretary of the Company no later than November 22, 1999, in order to be considered for inclusion in the Company's 2000 proxy materials. The Company's By-Laws require notice to the Board or the President, as the case may be, in advance of any regular shareholders' meeting, of any shareholder proposals. The By-Laws further require that in connection with such proposals the shareholders provide certain information to the Board or the President, as the case may be. If a shareholder intends to present a floor proposal (other than a proposal which concerns the nomination and election of directors) for consideration at the 2000 Annual Meeting, the Company must receive notice of such proposal between 90 and 120 days prior to such meeting. The foregoing summary description of the By-Laws is not intended to be complete and is qualified in its entirety by reference to the text of the By-Laws.

                                 OTHER MATTERS

     The Board is not aware of any matters to come before the Meeting other than the election of the directors and the Amendment. If any other matter should come before the Meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                               VOTING OF PROXIES

     On matters coming before the Meeting as to which a choice has been specified by the shareholders on the proxies, the shares will be voted accordingly. If no choice is so specified, the shares will be voted FOR the election of management's nominees for directors and FOR approval of the Amendment.

                                          By order of the Board of Directors,

                                          MITCHELL GOODMAN
                                          Secretary

Dated: March 22, 1999

                           (VISTA EYECARE, INC. LOGO)

                              WWW.VISTAEYECARE.COM

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

   -------------------------
      VISTA EYECARE, INC.                              1. Election of Directors                            WITH-  FOR ALL
   -------------------------                                                                         FOR   HOLD   EXCEPT
                                                       Barry J. Feld       Campbell B. Lanier, III   [ ]    [ ]     [ ]
                                                       David I. Fuente     J. Smith Lanier, II       [ ]    [ ]     [ ]
                                                       James E. Kanaley    Ronald J. Green           [ ]    [ ]     [ ]
                                                       James W. Krause

                                                       NOTE: If you do not wish your shares voted "FOR" a particular nominee,
   RECORD DATE SHARES:                                 mark the "FOR All EXCEPT" box and strike a line through that nominee's name. Your shares shall be voted for the remaining nominees.

                                                                                                     FOR  AGAINST  ABSTAIN
                                                       2. Approval of Amendment to the Company's     [ ]    [ ]      [ ]
                                                       Restated Stock Option and Incentive Award
                                                       Plan.

                                                       In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s)
                                                       thereof.


                                            ----------
Please be sure to sign and date this Proxy.  Date
------------------------------------------------------



  Shareholder sign here          Co-owner sign here
------------------------------------------------------

DETACH CARD                                                                                                             DETACH CARD



     Dear Shareholder:

     Please take note of the important information enclosed with this Proxy.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

     Thank you in advance for your prompt consideration.

     Sincerely,

     Vista Eyecare, Inc.

                              VISTA EYECARE, INC.
                          ANNUAL SHAREHOLDERS MEETING
                                 APRIL 22, 1999
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned does hereby appoint JAMES W. KRAUSE and MITCHELL GOODMAN and each of them proxies of the undersigned with full power of substitution in each of them to vote at the annual meeting of shareholders of the Company to be held on April 22, 1999 at 11:00 a.m., and at any and all adjournments thereof, with respect to all shares which the undersigned would be entitled to vote, and with all powers which the undersigned would possess if personally present. This proxy revokes all prior proxies given by the undersigned. Without limiting the generality of the foregoing, said proxies are authorized to vote upon the following matters:

  UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED ON THE REVERSE SIDE HEREOF AND FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED STOCK OPTION AND INCENTIVE AWARD PLAN.

  Please sign exactly as your name or names appear on the reverse side. For more than one owner as shown, each should sign. When signing in a fiduciary capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer; if a partnership, please sign in partnership name by authorized person.

                                                                        APPENDIX


                             SECOND AMENDMENT TO THE
                        NATIONAL VISION ASSOCIATES, LTD.
                            RESTATED STOCK OPTION AND
                              INCENTIVE AWARD PLAN



                  THIS AMENDMENT is made as of the 8th day of March, 1999, by VISTA EYECARE, INC. (formerly known as NATIONAL VISION ASSOCIATES, LTD.), a Georgia corporation (the "Company");


                              W I T N E S S E T H:


         WHEREAS, the Board of Directors (the "Board") of the Company established the National Vision Associates, Ltd. Restated Stock Option and Incentive Award Plan (the "Plan") effective February 27, 1996 and amended the Plan effective February 12, 1997; and

         WHEREAS, Article 14 of the Plan permits the Board to amend the Plan, subject to certain restrictions set forth therein; and

         WHEREAS, the Board desires to amend the Plan to change the name of the Plan to reflect the Company's name change from National Vision Associates, Ltd. to Vista Eyecare, Inc.; and

         WHEREAS, the Board desires to amend the Plan to increase the number of shares available for award or grant under the Plan, and for certain other purposes;

         NOW, THEREFORE, the Plan is hereby amended as follows:

                                       1.

         The name of the Plan is changed to "Vista Eyecare, Inc. Restated Stock Option and Incentive Award Plan" and the name of the Company, as set forth in the Plan, is changed to "Vista Eyecare, Inc."

                                       2.

         Section 4.1 is hereby amended by deleting the first sentence in its entirety and substituting in lieu thereof the following:

         "Subject to adjustment as provided in Section 4.3, the gross number of Shares available for Awards or Grants shall be four million three hundred fifty thousand (4,350,000) Shares."

                                       3.

         Section 6.1 is hereby amended by deleting the third full paragraph of such Section in its entirety and substituting in lieu thereof the following:

         "The maximum number of Shares subject to Options which can be granted under the Plan during any calendar year to any Employee shall be one million (1,000,000) Shares; provided, however, that the maximum number of Option Shares available for grant to any Employee during any calendar year shall be correspondingly reduced by the number of Shares underlying any SAR awarded under Article 7 hereof to the Employee during the same period."

                                       4.

         Section 6.6 is hereby amended by deleting the second sentence of such
Section in its entirety and substituting in lieu thereof the following:

         "The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash, or (b) by tendering previously acquired Shares (or by attestation of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for the period required by the Committee, in its sole discretion), or (c) by a combination of (a) and
         (b)."

                                       5.

         Section 6.8 is hereby amended by deleting the second full paragraph of such Section in its entirety and substituting in lieu thereof the following:

         "If a Participant's employment is terminated by the Company or Subsidiary for Cause, or if such Participant voluntarily terminates his employment (other than a voluntary termination following a Change in Control), the Participant's right to exercise any then vested outstanding Options shall terminate immediately upon termination of employment. If the Participant's employment is terminated by the Company or Subsidiary without Cause, or if the Participant voluntarily terminates his employment after a Change in Control, any Options vested as of his date of termination shall remain exercisable at any time prior to their expiration date or for six (6) months after his date of termination of employment, whichever period is shorter."

                                       6.

         Section 7.1 is hereby amended by deleting the second full paragraph of such Section in its entirety and substituting in lieu thereof the following:

         "The maximum number of Shares underlying SARs which can be awarded under the Plan during any calendar year to any Employee shall be one million (1,000,000) Shares; provided, however, that the maximum number of Shares available for award to any Employee during any calendar year shall be correspondingly reduced by the number of Shares subject to Options granted to the Employee during the same period."

                                       7.

         Section 8.1 is hereby amended by deleting the second full paragraph of such Section in its entirety and substituting in lieu thereof the following:

         "The maximum number of Shares that may be awarded under a Stock Award (whether restricted or unrestricted) to any Employee during any calendar year shall be one million (1,000,000) Shares."

                                       8.

         Section 9.1 is hereby amended by deleting the second sentence of such
Section in its entirety and substituting in lieu thereof the following:

         "The Committee shall have complete discretion in determining the number of Performance Shares granted to each Participant; provided, however, that (subject to the terms of Article 14 hereof) no Employee may earn more than one million (1,000,000) Performance Shares with respect to any performance period."

                                       9.

         Items 1, 4, and 5 of this Second Amendment shall be effective March 8, 1999. Items 2, 3, 6, 7, and 8 of this Second Amendment shall be effective on the date such amendments are approved by the shareholders of the Company. Except as hereby modified, the Plan shall remain in full force and effect.


         IN WITNESS WHEREOF, this SECOND AMENDMENT has been executed on behalf of the Company pursuant to action taken by the Board effective the date first above written.

                                       VISTA EYECARE, INC.

                                       By:
                                          -------------------------------


                                       3